SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 13, 2004


                                GSE Systems, Inc.

             (Exact name of registrant as specified in its charter)
Delaware                          0-26494               52-1868008
--------------------------- --------------- ---------------------------
(State or other jurisdiction     (Commission         (I.R.S. employer
   of incorporation)             file number)        identification no.)

9189 Red Branch Road, Columbia, MD                21045
------------------------------------------------- -----------
(Address of principal executive offices)          (zip code)


Registrant's telephone number, including area code: (410) 772-3500

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(Former name or former address, if changed since last report)


Item 5.  Other Events



http://www.gses.com

AT THE COMPANY
John V. Moran
Chief Executive Officer


FOR IMMEDIATE RELEASE


                 GSE Systems Announces Profit for Second Quarter

Columbia, Maryland, August 13, 2004-- GSE Systems, Inc. (GSE) (AMEX:GVP), a leading global provider of real-time simulation and training solutions to the energy, process, manufacturing and government sectors, reported a net income of $276,000 or $0.03 per diluted share for the quarter ended June 30, 2004. This compares to a net loss of $1.1 million or ($0.20) per diluted share in the comparable quarter in 2003. For the six months ended June 30, 2004 the Company reported net income of $340,000 or $0.04 per diluted share compared with a loss of $1.7 million or ($0.30) per diluted share for the same period in the prior year. The 2003 results include losses from discontinued operations for the three and six month periods of ($0.11) per share and ($0.16) per share, respectively. Revenue for the three months ending June 30, 2004 was $7.6 million, a 37 % increase compared to $5.5 million in the second quarter of 2003.

The Company operated throughout the quarter debt free, and continued to receive significant contract awards in the power generation, process industry and government sectors.

John V. Moran, GSE's Chief Executive Officer said, "The Company is executing according to the Business Plan created to guide our growth. We remain encouraged with the increased profitability and the rapidly growing and diversified pipeline. Our challenge for the remainder of the year is to convert from pipeline to backlog."

The Company has scheduled an investor conference call for 11:30 A.M. EDT on Friday, August 13th. The dial-in number for the live conference call will be #800-862-9098 and the Conference ID is GSE. A telephone replay of the call will be available 1 hour after the conclusion of the conference call on August 13th until August 16th at 11:59 PM (EDT). To listen to the replay, dial #888-276-5316. A question and answer session will be held at the conclusion of the presentation. Participants can email questions at any time during the presentation to gsecall@gses.com.



                                      * * *

GSE Systems, Inc. provides real-time simulation and training solutions. The company has over three decades of experience, over 250 applications, and 100 customers in more than 25 countries. Our software, hardware and integrated training solutions leverage proven technologies to deliver real-world business advantages to the energy, process, manufacturing and government sectors worldwide. GSE Systems is headquartered in Columbia, Maryland. Our global locations include offices in Sweden, Japan and China. Information about GSE Systems is available via the Internet at http://www.gses.com.

This news release contains forward-looking statements that involve risks and uncertainties. We use words such as "expects", "intends" and "anticipates" to indicate forward looking statements. The actual future results of GSE Systems may differ materially due to a number of factors, including but not limited to, delays in introduction of products or enhancements, size and timing of individual orders, rapid technological changes, market acceptance of new products and competition. These and other factors are more fully discussed in the Company's annual report on Form 10-K for the year ended December 31, 2003, periodic reports and registration statements filed with the Securities and Exchange Commission.

If any one or more of these expectations and assumptions proves incorrect, actual results will likely differ materially from those contemplated by the forward-looking statements. Even if all of the foregoing assumptions and expectations prove correct, actual results may still differ materially from those expressed in the forward-looking statements as a result of factors we may not anticipate or that may be beyond our control. While we cannot assess the future impact that any of these differences could have on our business, financial condition, results of operations and cash flows or the market price of shares of our common stock, the differences could be significant. We do not undertake to update any forward-looking statements made by us.


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                       GSE SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)

                       CONDENSED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                                                       Three months ended                   Six months ended
                                                                        June 30, 2004                         June 30, 2004
                                                                     ------------------------            --------------------------
                                                                         2004           2003                2004            2003
                                                                     --------       ---------            ---------         --------

Contract revenue                                                      $ 7,597          $ 5,545           $ 15,158         $ 10,520
Cost of revenue                                                         5,760            4,533             11,544            8,327
                                                                     --------        ---------           ---------          -------
Gross profit                                                            1,837            1,012              3,614            2,193

Operating expenses                                                      1,504            1,412              3,057            2,750
                                                                      --------       ---------           ----------         -------
Operating income (loss)                                                  333              (400)               557             (557)

Other expense, net                                                         -               (97)              (143)            (153)
                                                                      --------       ---------           ----------         -------
Income (loss) from continuing operations before income taxes             333              (497)               414             (710)

Provision (benefit) for income taxes                                       57              (15)                74               22
                                                                      --------      ----------           ---------          -------
Income (loss) from continuing operations                                  276             (482)               340             (732)

Loss from discontinued operations                                          -              (650)                 -             (918)
                                                                      --------      ----------           ---------         --------
Net income (loss)                                                       $ 276         $ (1,132)             $ 340         $ (1,650)
                                                                       ========      ==========           =========         ========
Basic earnings (loss) per common share:

     Continuing operations                                             $ 0.03          $ (0.09)            $ 0.04          $ (0.14)
     Discontinued operations                                               -             (0.11)                 -            (0.16)
                                                                      --------       ----------          ---------         --------
                                                                       $ 0.03          $ (0.20)            $ 0.04          $ (0.30)
                                                                      =========      =========           =========         ========

Weighted average shares outstanding - Basic                         8,949,706        6,019,138          8,949,706        5,951,182
                                                                     ===========     =========           ==========       =========
Diluted earnings (loss) per common share

     Continuing operations                                             $ 0.03          $ (0.09)            $ 0.04          $ (0.14)
     Discontinued operations                                               -             (0.11)                 -            (0.16)
                                                                     ----------      --------           ----------         --------
                                                                       $ 0.03          $ (0.20)            $ 0.04          $ (0.30)
                                                                     ==========      ==========         ==========         ========

Weighted average shares outstanding - Diluted                       9,013,608        6,019,138          9,015,370        5,951,182
                                                                    ===========      ==========         =========         =========



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Selected balance sheet data

                                              June 30, 2004           December 31, 2003

Cash and cash equivalents                        $ 1,533                    $ 1,388
Current assets                                    11,703                     12,953
Total assets                                      15,160                     16,536

Current liabilities                              $ 8,696                   $ 10,416
Long-term liabilities                                499                        441
Stockholders' equity                               5,965                      5,679




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